Exhibit 1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Kingsway Financial Services Inc.

We consent to the use of our report dated February 7, 2006, except as to note 13 (a) which is as of February 15, 2006, included in this annual report on Form 40-F.

We also consent to the incorporation by reference of such report in the Registration Statement No. 333-107531 on Form S-8 of the Company.

/s/ KPMG LLP

Toronto, Canada
February 7, 2006 except as to note 13 (a)
which is as of February 15, 2006